UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026 (September 9, 2026)

DuPont de Nemours, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road,	Building 730	Wilmington,	Delaware	19805
(Address of Principal Executive Offices)				(Zip Code)

(302) 295-5783
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On September 9, 2026, DuPont de Nemours, Inc. (“DuPont” or the “Company”), together with The Chemours Company (“Chemours”), and Corteva Inc. and its wholly owned subsidiary EIDP, Inc. (formerly known as E. I. du Pont de Nemours and Company and together with its parent, Corteva Inc., referred to as “Corteva”) entered into a Settlement Agreement with the State of North Carolina, by and through the North Carolina Attorney General, along with the State Subdivisions of Bladen County, Brunswick County, Columbus County, Cumberland County, New Hanover County, Robeson County, Sampson County, Town of Wrightsville Beach, City of Lumberton, Village of Bald Head Island, and Lower Cape Fear Water and Sewer Authority (collectively, the Plaintiffs”) (the “Settlement”) to resolve all claims asserted by the Plaintiffs relating to PFAS and other emissions from the Fayetteville Works facility, as well as claims asserted by the State of North Carolina relating to PFAS contamination unrelated to such facility, including contamination associated with the use of aqueous film-forming foam ("AFFF").

The Settlement includes an aggregate cash payment to the Plaintiffs of $455 million, payable over a period of 15 years, which will be shared in accordance with the terms of the 2021 binding Memorandum of Understanding between Chemours, Corteva and DuPont (“MOU”). Of the total settlement amount, $18 million is attributed to alleged PFAS contamination unrelated to Fayetteville Works, of which no more than $14.4 million, approximately 3 percent, can be ascribed to AFFF.

The Settlement Agreement remains subject to the entry of orders dismissing the claims covered therein. The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In the second quarter of 2026, DuPont recorded a probable loss of about $125 million within discontinued operations, reflecting the pre-tax net present value of the Company’s share of the cash payment in accordance with the MOU prior to giving effect to the obligation of Qnity Electronics Inc. to reimburse 44 percent of the Company’s share of the cash payment. In addition, DuPont and Corteva will establish a reserve fund in the amount of $135 million (the “Reserve Fund”) to be funded (in the form of self-guarantee, surety bond, or similar financial instrument) in accordance with the sharing percentages in the Letter Agreement entered between the parties in 2019 (“Letter Agreement”). The Reserve Fund is financial security accessible only in the event Chemours fails to perform its obligations under its 2019 Consent Order with the State through the North Carolina Department of Environmental Quality.

Chemours, Corteva and DuPont (the “Companies”) have agreed to count the Settlement and potential future litigation settlements against the MOU limit at net present value as of the date of the settlement as if payable in equal annual installments over 25 years and discounted using an 8 percent discount rate.

In addition, since the aggregate payments to be made in connection with the Settlement Agreement and the Companies’ 2025 settlement with the State of New Jersey will qualify for withdrawal from the Companies’ MOU escrow account and exceed the Companies’ future escrow contribution obligations, all future contributions to the MOU escrow account will be considered satisfied by the Companies’ New Jersey and North Carolina settlement payments, including the escrow contribution that would have been due in September 2026.

Section 7 - Fair Disclosure
Item 7.01 - Regulation FD Disclosure.

On September 10, 2026, DuPont issued a press release announcing the matters described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended or the Exchange Act.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Settlement Agreement, dated September 9, 2026, by and among The Chemours Company, DuPont de Nemours, Inc., Corteva, Inc., EIDP, Inc. and certain other parties set forth therein.
99.1	Press release issued by DuPont de Nemours, Inc. on September 10, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Cautionary Statement Regarding Forward Looking Statements

This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate", "target," similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected performance and impact of the cost sharing arrangement by and between DuPont, Chemours and Corteva related to future eligible PFAS liabilities. Factors that could cause or contribute to these differences include, but are not limited to: the achievement, terms and conditions of final agreements related to the cost sharing arrangement; the outcome of any pending or future litigation related to PFAS, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; the performance by each of the parties of their respective obligations under the cost sharing arrangement. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in DuPont’s annual report on Form 10-K for the year ended December 31, 2025, and DuPont's subsequent reports on Form 10-Q and other filings, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont's consolidated financial condition, results of operations, credit rating or liquidity. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date:	September 10, 2026

By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover
Title:	Senior Vice President and General Counsel